Exhibit 99.1

For Immediate Release

Clark Holdings Inc. Announces Intention to
Explore Financial and Strategic Alternatives

Trenton, New Jersey, February 14, 2011 - Clark Holdings Inc. ("Clark") (NYSE AMEX: GLA;GLA.U; GLA.WS), a non-asset-based provider of mission-critical supply chain solutions, today announced that the Board of Directors has unanimously decided to explore financial and strategic alternatives to enhance shareholder value, including the possible sale or merger of the company.  The Board of Directors has retained Eve Partners, LLC to assist it in the evaluation of these alternatives.  The company noted that there can be no assurance that the exploration of strategic alternatives will result in any transaction.

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media and other industries.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark's filings with the Securities and Exchange Commission.  Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Kevan Bloomgren
Chief Financial Officer
Clark Holdings, Inc.
609-396-1100

Contact:
Tom Connolly
Managing Director
Eve Partners, LLC
404-240-1377